KIRKPATRICK & LOCKHART LLP
                         1800 Massachusetts Avenue, N.W.
                                  Second Floor
                           Washington, D.C. 20036-1800



                                   Exhibit 5.1


                                   May 8, 1998



ITC Learning Corporation
13515 Dulles Technology Drive
Herndon, Virginia 20171-3413

      Re:   ITC Learning Corporation
            Registration Statement on Form S-8
            ----------------------------------

Ladies/Gentlemen:

      We have acted as counsel to ITC Learning Corporation, a Maryland corporation ("Corporation"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-8 ("Registration
Statement") under the Securities Act of 1933, as amended, covering awards relating to 200,000 shares of Common Stock, $0.10 par value per share ("Common Stock"), of the Corporation pursuant to the Corporation's 1998 Incentive Stock Plan ("Plan").

      We have examined copies of the Registration Statement, the Prospectus forming a part thereof, the Certificate of Incorporation and By-Laws of the Corporation, each as amended to date, the minutes of various meetings and unanimous written consents of the Board of Directors and the shareholders of the Corporation, and original, reproduced or certified copies of such records of the Corporation and such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Corporation and others.

      Based on the foregoing, we are of the opinion that each of the 200,000 shares of Common Stock, when issued in accordance with the terms of the Plan, will be duly and validly issued by the Corporation, fully paid and non-assessable.

ITC Learning Corporation
May 8, 1998
Page 2



      We hereby consent to your filing a copy of this Opinion as an exhibit to said Registration Statement.

                                       Very truly yours,



                                       /s/KIRKPATRICK & LOCKHART LLP
                                       KIRKPATRICK & LOCKHART LLP